UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 5, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On September 5, 2019, Body and Mind Inc. (the “Company”) issued a news release announcing that Michael Mills, President and Interim CEO, will present live at VirtualInvestorConferences.com on September 12th.

DATE: Thursday, September 12th

TIME: 1:00 PM ET

LINK: http://tinyurl.com/0912CannabisVIC

This will be a live, interactive online event where investors are invited to ask the company questions in real-time. If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available after the event.

It is recommended that investors pre-register and run the online system check to expedite participation and receive event updates.

Learn more about the event at www.VirtualInvestorConferences.com.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description

99.1	News Release dated September 5, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: September 6, 2019	By:	/s/ Dong Shim
Dong Shim
CFO and Director

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